UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): December 21, 2009

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-16265 (Commission File #)	36-4197337 (IRS Employer Identification No.)

1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410

(Address of principal executive offices)

(847) 437-1666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                          Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On December 21, 2009, we filed Certificates of Elimination with the Secretary of State of Delaware effecting the elimination of the Certificates of Designation of the Series A, A-1, B, C, D and E convertible preferred stock from our Amended Certificate of Incorporation, effective as of December 21, 2009.  Upon the return of certified copies of the Certificates of Elimination by the Delaware Secretary of State, we expect to file a restated Certificate of Incorporation to restate and integrate amendments previously authorized by the Company’s stockholders with the Secretary of State of Delaware, without further amending the Certificate of Incorporation.  The form of the restated Certificate of Incorporation that we expect to file is attached hereto as Exhibit 99.1

The Certificates of Elimination are filed as Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, and 3.6 to this Current Report and are incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)         Exhibits

3.1           Certificate of Elimination of the Series A Convertible Preferred Stock

3.2           Certificate of Elimination of the Series A-1 Convertible Preferred Stock

3.3           Certificate of Elimination of the Series B Convertible Preferred Stock

3.4           Certificate of Elimination of the Series C Convertible Preferred Stock

3.5           Certificate of Elimination of the Series D Convertible Preferred Stock

3.6           Certificate of Elimination of the Series E Convertible Preferred Stock

99.1         Form of First Restated Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Dated: December 21, 2009	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz

Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Elimination of the Series A Convertible Preferred Stock
3.2	Certificate of Elimination of the Series A-1 Convertible Preferred Stock
3.3	Certificate of Elimination of the Series B Convertible Preferred Stock
3.4	Certificate of Elimination of the Series C Convertible Preferred Stock
3.5	Certificate of Elimination of the Series D Convertible Preferred Stock
3.6	Certificate of Elimination of the Series E Convertible Preferred Stock
99.1	Form of First Restated Certificate of Incorporation